EXHIBIT 99.1

AvePoint Announces First Quarter 2026 Financial Results

First quarter SaaS revenue of $93.4 million, representing 35% year-over-year growth, 29% on a constant currency basis
First quarter Total revenue of $117.2 million, representing 26% year-over-year growth, 20% on a constant currency basis
Total ARR of $435.2 million, representing 26% year-over-year growth, 23% adjusted for FX

JERSEY CITY, N.J., May 07, 2026 (GLOBE NEWSWIRE) -- AvePoint (Nasdaq: AVPT, SGX: AVP), the global leader in AI data protection, unifying data security, governance and resilience, today announced financial results for the first quarter ended March 31, 2026.

“Our first quarter results mark a strong start to the year, as our leading position at the intersection of data protection and security, coupled with the demand for secure, automated, and AI-ready solutions, enabled us to outperform our guidance on the top and bottom line, secure our twelfth straight quarter of double-digit growth in organic net new ARR, and deliver more than 700 basis points of GAAP operating margin expansion,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder, AvePoint. “Our unique ability to provide real-time visibility, automated governance, and granular recovery across the data estate is rapidly transforming AI risk into a manageable variable for our customers, and this competitive advantage ensures a durable opportunity for AvePoint to support organizations around the world.”

First Quarter 2026 Financial Highlights

  Revenue: Total revenue was $117.2 million, up 26% from the first quarter of 2025. Within total revenue, SaaS revenue was $93.4 million, up 35% from the first quarter of 2025.

  Gross Profit: GAAP gross profit was $85.4 million, compared to $69.2 million for the first quarter of 2025. GAAP gross margin was 72.8%, compared to 74.3% for the first quarter of 2025. Non-GAAP gross profit was $86.1 million, compared to $69.8 million for the first quarter of 2025. Non-GAAP gross margin was 73.4%, compared to 75.0% for the first quarter of 2025.

  Operating Income: GAAP operating income was $12.7 million, compared to $3.3 million for the first quarter of 2025. GAAP operating margin was 10.9%, compared to 3.5% for the first quarter of 2025. Non-GAAP operating income was $20.5 million, compared to $13.4 million for the first quarter of 2025. Non-GAAP operating margin was 17.5%, compared to 14.4% for the first quarter of 2025.

  Cash and cash equivalents: $444.1 million as of March 31, 2026.

  Cash from operations: For the three months ended March 31, 2026, the Company generated $24.3 million of cash from operations, compared to $0.5 million in the prior year period.

First Quarter 2026 Key Performance Indicators and Recent Business Highlights

  ARR as of March 31, 2026 was $435.2 million, up 26% year-over-year. Adjusted for FX, ARR grew 23%.

  Dollar-based gross retention rate was 89% on a reported and FX-adjusted basis, while dollar-based net retention rate was 111% on a reported basis and 110% when adjusted for FX.

  Announced the general availability of its AgentPulse Command Center, which provides unified monitoring, governance, and cost control for AI agents across Microsoft 365 and Google Cloud environments, and helps organizations manage shadow AI and data exposure.

  Announced major upgrades to the AvePoint Confidence Platform, adding agentic AI governance, rapid multicloud recovery focused on restoring core business operations, and scalable automation tools to strengthen data security and resilience.

  Renewed the existing Share Repurchase Program for an additional three years, providing the authority to buy up to $150.0 million of the Company’s common stock.

Financial Outlook

The Company is raising its full-year guidance for annual recurring revenue, and the Company’s updated full-year guidance for revenue and non-GAAP operating income includes the respective first quarter outperformance relative to guidance. Additionally, the Company’s updated financial guidance reflects the current expected headwind from the fluctuation in foreign exchange rates for all metrics, which more than offset the raise in ARR and the first quarter outperformance for revenue and non-GAAP operating income.

For the second quarter of 2026, the Company expects:

  Total revenues of $120.3 million to $122.3 million, or year-over-year growth of 19% at the midpoint. On a constant currency basis, the Company expects revenue growth of 18% at the midpoint.
  Non-GAAP operating income of $18.7 million to $19.7 million.

For the full year 2026, the Company now expects:

  Total ARR of $523.4 million to $529.4 million, or year-over-year growth of 26% at the midpoint. Adjusted for FX, the Company continues to expect ARR growth of 26% at the midpoint.
  Total revenues of $509.4 million to $515.4 million, or year-over-year growth of 22% at the midpoint. On a constant currency basis, the Company expects revenue growth of 20% at the midpoint.
  Non-GAAP operating income of $91.5 million to $94.5 million.

Quarterly Conference Call

AvePoint will host a conference call today, May 07, 2026, to review its first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm ET. You may access the call and register with a live operator by dialing 1 (833) 816-1428 for US participants and 1 (412) 317-0520 for outside the US. The passcode for the call is 9387509. Investors can also join the webcast here. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

AvePoint is the global leader in data protection, unifying data security, governance, and resilience to provide a trusted foundation for AI. More than 28,000 customers rely on the AvePoint Confidence Platform to secure, govern, and rapidly recover data across Microsoft, Google, Salesforce, and other cloud environments. With a single platform for lifecycle control, multicloud governance, and rapid recovery paired with clear ownership across the business, we prevent overexposure and sprawl, modernize legacy and fragmented data, and minimize data loss and interruption. Our global partner ecosystem includes approximately 6,000 MSPs, VARs, and SIs, and our solutions are available in over 100 cloud marketplaces. To learn more, visit www.avepoint.com.

Non-GAAP Financial Measures and Other Key Metrics

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin, and key metrics include annual recurring revenue, dollar-based gross retention rate, and dollar-based net retention rate. The Company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, the amortization of acquired intangible assets and expenses related to the secondary listing on the SGX-ST and the Company’s decision to discontinue its participation in a growth equity fund. The Company believes the presentation of its non-GAAP financial measures provides a better representation as to its overall operating performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Annual Recurring Revenue. This metric is calculated as the annualized sum of contractually obligated Annual Contract Value (“ACV”) from SaaS and term license and support revenue sources from all active customers at the end of a reporting period. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, and the active contracts used in calculating ARR may or may not be extended or renewed by our customers. The Company believes this metric further enables measurement of its business performance, is an important metric for financial forecasting and better enables strategic decision making. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Dollar-based Gross Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The Company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based gross retention rate. The Company uses this metric as a measure of its ability to retain existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Dollar-based Net Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The Company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net expansion over the last 12 months but excludes ARR from new customers in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate. The Company uses this metric as a measure of its ability to expand business with existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Guidance for non-GAAP financial measures excludes, as applicable, share-based compensation expense and the amortization of intangible assets related to acquisitions. A reconciliation of the guidance for non-GAAP financial measures to the corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability and significance of, the amounts of share-based compensation expense and amortization of intangible assets related to acquisitions that are excluded from the guidance, as well as changes in interest rates and foreign exchange rates, which impact other GAAP performance metrics. Accordingly, a reconciliation of the non-GAAP financial measures guidance to the corresponding GAAP measures for future periods is not available without unreasonable effort.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint’s business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AvePoint’s most recent Annual Report on Form 10-K. Copies of this and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations. Unless the context otherwise indicates, references in this press release to the terms “AvePoint,” “the Company,” “we,” “our” and “us” refer to AvePoint, Inc. and its subsidiaries.

Disclosure Information
AvePoint uses the https://www.avepoint.com/ir website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Investor Contact
AvePoint
Jamie Arestia
ir@avepoint.com
(551) 220-5654

Media Contact
AvePoint
Nicole Caci
pr@avepoint.com
(201) 201-8143

AvePoint, Inc. Condensed Consolidated Statements of Income (In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenue:
SaaS	$93,382	$68,942
Term license and support	9,319	13,185
Services	14,541	10,937
Total revenue	117,242	93,064
Cost of revenue:
SaaS	16,762	12,537
Term license and support	281	564
Services	14,830	10,798
Total cost of revenue	31,873	23,899
Gross profit	85,369	69,165
Operating expenses:
Sales and marketing	42,010	34,522
General and administrative	16,872	18,667
Research and development	13,760	12,689
Total operating expenses	72,642	65,878
Income from operations	12,727	3,287
Other income, net	3,810	1,586
Income before income taxes	16,537	4,873
Income tax expense	1,287	1,307
Net income	$15,250	$3,566
Net income attributable to noncontrolling interest	—	126
Net income available to common stockholders	$15,250	$3,440
Net income per share:
Basic	$0.07	$0.02
Diluted	$0.07	$0.02
Weighted average shares outstanding:
Basic	213,266	197,924
Diluted	226,107	224,573

AvePoint, Inc. Condensed Consolidated Balance Sheets (In thousands, except par value) (Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$444,135	$481,060
Accounts receivable, net	100,406	124,526
Prepaid expenses and other current assets	17,708	19,726
Total current assets	562,249	625,312
Property and equipment, net	6,593	6,020
Goodwill	37,177	37,986
Intangible assets, net	11,512	12,052
Operating lease right-of-use assets	21,664	16,824
Deferred contract costs	71,625	71,257
Other assets	23,370	19,730
Total assets	$734,190	$789,181
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,049	$3,805
Accrued expenses and other current liabilities	67,500	84,191
Current portion of deferred revenue	188,711	185,696
Total current liabilities	260,260	273,692
Long-term operating lease liabilities	13,271	9,949
Long-term portion of deferred revenue	14,877	15,260
Other liabilities	6,975	11,581
Total liabilities	295,383	310,482
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000 shares authorized, 211,854 and 215,076 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	21	22
Additional paid-in capital	963,971	980,389
Accumulated other comprehensive income	6,131	8,366
Accumulated deficit	(531,316)	(510,078)
Total stockholders’ equity	438,807	478,699
Total liabilities and stockholders’ equity	$734,190	$789,181

AvePoint, Inc. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Operating activities
Net income	$15,250	$3,566
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,655	1,511
Operating lease right-of-use assets expense	2,265	1,847
Foreign currency remeasurement (gain) loss	(1,448)	540
Stock-based compensation	7,270	9,620
Deferred income taxes	(115)	(95)
Other	253	1,064
Change in value of warrant liabilities	—	(474)
Changes in operating assets and liabilities:
Accounts receivable	23,245	9,198
Prepaid expenses and other current assets	1,806	1,895
Deferred contract costs and other assets	(4,524)	(2,637)
Accounts payable, accrued expenses and other current liabilities, and other liabilities	(23,195)	(27,895)
Operating lease liabilities	(2,596)	(1,856)
Deferred revenue	4,394	4,211
Net cash provided by operating activities	24,260	495
Investing activities
Maturities of investments	145	—
Purchases of investments	(40)	—
Capitalization of internal-use software	(432)	(452)
Purchase of property and equipment	(1,277)	(1,514)
Cash paid in business combinations, net of cash acquired	—	(14,893)
Net cash used in investing activities	(1,604)	(16,859)
Financing activities
Purchase of common stock	(59,809)	(11,905)
Proceeds from warrant exercises	—	87,344
Proceeds from stock option exercises	942	744
Other financing activities	(2)	(2)
Net cash (used in) provided by financing activities	(58,869)	76,181
Effect of exchange rates on cash	(712)	929
Net (decrease) increase in cash and cash equivalents	(36,925)	60,746
Cash and cash equivalents at beginning of period	481,060	290,735
Cash and cash equivalents at end of period	$444,135	$351,481
Supplemental disclosures of cash flow information
Income taxes paid	$2,792	$901
Unpaid purchase consideration transferred in connection with the business combination	$—	$5,499
Unpaid purchase of common stock	$943	$—

AvePoint, Inc. Non-GAAP Reconciliations (In thousands) (Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Non-GAAP operating income
GAAP operating income	$12,727	$3,287
GAAP operating margin	10.9%	3.5%
Stock-based compensation expense	7,270	9,620
Amortization of acquired intangible assets	482	466
Non-GAAP operating income	$20,479	$13,373
Non-GAAP operating margin	17.5%	14.4%

Non-GAAP gross profit
GAAP gross profit	$85,369	$69,165
GAAP gross margin	72.8%	74.3%
Stock-based compensation expense	337	342
Amortization of acquired intangible assets	345	333
Non-GAAP gross profit	$86,051	$69,840
Non-GAAP gross margin	73.4%	75.0%

Non-GAAP sales and marketing
GAAP sales and marketing	$42,010	$34,522
Stock-based compensation expense	(2,315)	(2,326)
Amortization of acquired intangible assets	(137)	(133)
Non-GAAP sales and marketing	$39,558	$32,063
Non-GAAP sales and marketing as a % of revenue	33.7%	34.5%

Non-GAAP general and administrative
GAAP general and administrative	$16,872	$18,667
Stock-based compensation expense	(3,005)	(4,754)
Non-GAAP general and administrative	$13,867	$13,913
Non-GAAP general and administrative as a % of revenue	11.8%	14.9%

Non-GAAP research and development
GAAP research and development	$13,760	$12,689
Stock-based compensation expense	(1,613)	(2,198)
Non-GAAP research and development	$12,147	$10,491
Non-GAAP research and development as a % of revenue	10.4%	11.3%